DocuSign Envelope ID: 7307CDC8-1724-49C3-8CEF-A897D6A7CF66

DocuSign Envelope ID: 6062340F-019D-43F5-B371-265B6F6A577E

Exhibit 10.99

PURCHASE AGREEMENT

THIS DOCUMENT IS MORE THAN A RECEIPT FOR MONEY. IT IS INTENDED TO BE A LEGALLY BINDING AGREEMENT. READ IT CAREFULLY.

Marcus & Millichap Real Estate Investment Services (“Agent”), as agent for SELLING ENTITY (“Seller”), has received from Moss Family Trust (“Buyer”) the sum of one hundred thousand dollars ($ 100,000) in the form of wire transfer . This sum is a deposit (“Deposit”) to be applied to the purchase price of that certain real property (referred to as the “Property”) located in the City of Greendale , County of Milwaukee , State of Wisconsin , and more particularly described as follows:

Site Address 6775 W LOOMIS RD GREENDALE, WI 53129 Parcel No. (APN) 710-9996-000

TERMS AND CONDITIONS

Seller agrees to sell the Property, and Buyer agrees to purchase the Property, on the following terms and conditions:

1)
PURCHASE PRICE: The purchase price for the Property is eight million eight hundred and eighty eight thousand eight hundred and eighty eight dollars ($ 8,888,888 ). Buyer's Deposit shall be delivered to Agent upon Seller's execution of this Purchase Agreement (the “Agreement”). Agent shall deliver and deposit same in escrow as provided in Paragraph 3 below. The balance of the purchase price shall be payable at close of escrow pursuant to the terms stated below.
2)
DOWN PAYMENT: N/A – No Finance Contingency

3)
ESCROW: Within three (3) calendar days after the Effective Date (as defined in Paragraph 37 below Seller shall open escrow with Fidelity National Title – Samantha Maestas (the “Escrow Holder”) by the simultaneous deposit of a copy of this Agreement and Buyer's Deposit with the Escrow Holder. If alternative (B) above is checked, Agent shall hold the Deposit in Agent’s trust account until escrow is opened. On or before sixty (60) calendar days from Effective Date (as defined in paragraph 36 below) Seller and Buyer agree to prepare and execute such escrow instructions as may be necessary and appropriate to close the transaction. Should said instructions fail to be executed as required, Escrow Holder shall and is hereby directed to close escrow pursuant to the terms and conditions of this Agreement. Close of escrow (or the “Closing Date”, which shall mean the date on which the deed transferring title is recorded) shall occur on or before 60 days from the effective date. Escrow fee shall be paid by ½ by seller and ½ by buyer. All other closing costs shall be paid in accordance with the custom in the county in which the Property is located.
4)
PRORATIONS: Real property taxes, premiums on insurance acceptable to Buyer, interest on any debt being assumed or taken subject to by Buyer, and any other expenses of the Property shall be prorated as of the Closing Date. Security deposits, advance rentals, and the amount of any future lease credits shall be credited to Buyer. The amount of any bond or assessment which is a lien and not customarily paid with real property taxes shall be (select one “X”) X paid by seller .
5)
TITLE: Within fifteen (15) calendar days after the Effective Date of this Agreement, Seller shall procure and cause to be delivered to Buyer a preliminary title report issued by Fidelity National Title – Tim Noonan (the “Title Company”) on the Property. Within five (5) calendar days following receipt thereof, Buyer shall either approve in writing the exceptions contained in said title report or specify in writing any exceptions to which Buyer reasonably objects. If Buyer objects to any exceptions, Seller shall, within Ten (10) calendar days after receipt of Buyer's objections, deliver to Buyer written notice that either (i) Seller will, at Seller's expense, attempt to remove the exception(s) to which Buyer has objected before the Closing Date or (ii) Seller is unwilling or unable to eliminate said exception(s). If Seller fails to so notify Buyer or is unwilling or unable to remove any such exception by the Closing Date, Buyer may elect to terminate this Agreement and receive back the entire Deposit, in which event Buyer and Seller shall have no further obligations under this Agreement; or, alternatively, Buyer may elect to purchase the Property subject to such exception(s).

Seller shall convey by grant deed to Buyer (or to such other person or entity as Buyer may specify) marketable fee title subject only to the exceptions approved by Buyer in accordance with this Agreement. Title shall be insured by a standard Wisconsin Land Title Association owner's policy of title insurance issued by the Title Company in the amount of the purchase price with premium paid by Seller .

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6)
FINANCING CONTINGENCIES:

NO FINANCING CONTINGENCY — ALL CASH. Buyer may encumber the property with debt but it will not be a contingency to closing.

6.1)
NO FINANCING CONTINGENCY — ALL CASH:

7)
PEST CONTROL CONTINGENCIES:
7.1)
NO PEST CONTROL CONTINGENCY - "AS IS": Buyer has conducted or will conduct Buyer's own investigation with regard to possible infestation and/or infection by wood-destroying pests or organisms and agrees to purchase the Property in its present condition. Buyer acknowledges that Buyer is not relying upon any representations or warranties made by Seller or Agent regarding the presence or absence of such infestation or infection.
8)
INSPECTION CONTINGENCIES:

. BOOKS AND RECORDS

8.1)
BOOKS AND RECORDS: Seller agrees to provide Buyer with items A-G listed below within three (3) calendar days following the Effective Date:

a.
All rental agreements, leases, service contracts, insurance policies, latest tax bill(s) and other written agreements or notices which affect the Property.
b.
The operating statements of the Property for the twenty-four (24) calendar months immediately preceding the Effective Date hereof.
c.
For commercial properties, copies of whatever documents the Seller may have regarding the financial condition, business prospects or prospective continued occupancy of any tenant (including but not limited to financial statements, credit reports, etc.).
d.
All notes and security instruments affecting the Property.
e.
A complete and current rent roll, including a schedule of all tenant deposits and fees.
f.
A written inventory of all items of Personal Property to be conveyed to Buyer at close of escrow.
g.
The following items, if readily available to Seller: all items pertaining to the property readily available to seller. .

Buyer shall acknowledge receipt of these items in writing. Buyer shall have thirty (30) calendar days following receipt thereof to review and approve in writing each of these items. If Buyer fails to approve these items within the specified time, this Agreement shall be rendered null and void, Buyer's entire deposit shall be returned, and Buyer and Seller shall have no further obligations hereunder.

. PHYSICAL INSPECTION

8.2)
PHYSICAL INSPECTION: Buyer shall have thirty (30) calendar days following the Effective Date to inspect the physical condition of the Property, including, but not limited to the soil conditions and the presence or absence of lead-based paint and other hazardous materials on or about the Property, and to notify the Seller in writing that Buyer approves same. If Buyer fails to approve the physical condition of the Property within the specified time, this Agreement shall be null and void, Buyer's entire deposit shall be returned, and Buyer and Seller shall have no further obligations hereunder.

STATE AND LOCAL LAWS

8.3)
STATE AND LOCAL LAWS: Buyer shall have thirty (30) calendar days following the Effective Date to investigate State and local laws to determine whether the Property must be brought into compliance with minimum energy conservation or safety standards or similar retrofit requirements as a condition of sale or transfer and the cost thereof, and to notify Seller that Buyer approves same. If approved by Buyer, Buyer shall comply with and pay for these requirements. If Buyer fails to approve these requirements, if any, within the specified time, this Agreement shall be rendered null and void, Buyer's entire Deposit shall be returned, and Buyer and Seller shall have no further obligations hereunder.

TENANT FINANCIAL INFORMATION (Leased Properties)

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8.4)
TENANT FINANCIAL INFORMATION (Leased Properties): Buyer shall have thirty (30) calendar days following the Effective Date to investigate the financial condition, business prospects and prospective continued occupancy of any tenant of the Property. Seller shall cooperate with Buyer and shall provide Buyer in writing with all such information in Seller's possession, but shall not be responsible for any tenant's refusal to provide such information. If Buyer fails to approve tenant financial condition within the specified time, this Agreement shall be null and void, Buyer's entire Deposit shall be returned, and Buyer and Seller shall have no further obligations hereunder. At close of escrow, Seller shall (a) confirm to Buyer in writing that it has no information regarding the financial condition, business prospects or prospective continued occupancy of any tenant not previously provided to Buyer, or (b) provide Buyer with a written update of any such information; however, no facts arising or first coming to Seller's attention after Buyer's removal of the above contingency shall relieve Buyer of its obligations under this Agreement.

. OTHER INSPECTION

8.5)
OTHER INSPECTION: Phase 1 Environmental Inspection: Buyer to have thirty (30) calendar days to complete a Phase 1 environmental inspection.

9)
DEPOSIT INCREASE: N/A
10)
DEPOSIT TRANSFER: N/A

11)
ESTOPPEL CERTIFICATE CONTINGENCY (Leased Properties):

11a. Standard

11.1)
Seller shall obtain and deliver to Buyer, within ten (10) calendar days after the last contingency set forth in paragraph(s) 5, 8.1-8.6 is removed, estoppel letters or certificates from each lessee or tenant at the Property stating: a) the date of commencement and the scheduled date of termination of the lease, b) the amount of advanced rentals or rent deposits paid to Seller, c) the amount of monthly (or other periodic) rent paid to Seller, d) that the lease is in full force and effect and that there have been no modifications or amendments thereto, or, if there have been any modifications or amendments, an explanation of same, e) square footage (if set forth in the lease), and f) that there is no default under the terms of the lease by lessor or lessee. Buyer shall have Five (5) calendar days after receipt to disapprove in writing, the estoppel certificates. Buyer may only disapprove said certificates, and cancel the Agreement, if the certificates reflect a discrepancy materially affecting the economics of the transaction, or a previously undisclosed material breach of one of the leases. Upon such disapproval, Buyer's entire Deposit shall be returned, and the parties shall have no further obligations hereunder.

11b. ESTOPPEL CERTIFICATES NOT APPLICABLE

12)
LEASED PROPERTY PRORATIONS: Rents actually collected (prior to closing) will be prorated as of the Closing Date and rent collected thereafter applied first to rental payments then owed the Buyer and their remainder paid to the Seller. All free rent due any tenant at the close of escrow for rental periods after the closing shall be a credit against the Purchase Price. Other income and expenses shall be prorated as follows: as is customary in the county the property is closed in .
13)
PERSONAL PROPERTY: Title to any personal property to be conveyed to Buyer in connection with the sale of the Property shall be conveyed to Buyer by Bill of Sale on the Closing Date free and clear of all encumbrances (except those approved by Buyer as provided above). The price of these items shall be included in the Purchase Price for the Property, and Buyer agrees to accept all such personal property in “as is” condition.

14)
CONDITION OF PROPERTY: It is understood and agreed that the Property is being sold “as is”; that Buyer has, or will have prior to the Closing Date, inspected the Property; and that neither Seller nor Agent makes any representation or warranty as to the physical condition or value of the Property or its suitability for Buyer's intended use.

Buyer's Initials	Seller's Initials

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15)
RISK OF LOSS: Risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer. In the event that the improvements on the Property are destroyed or materially damaged between the Effective Date of this Agreement and the date title is conveyed to Buyer, Buyer shall have the option of demanding and receiving back the entire Deposit and being released from all obligations hereunder, or alternatively, taking such improvements as Seller can deliver. Upon Buyer's physical inspection and approval of the Property, Seller shall maintain the Property through close of escrow in the same condition and repair as approved, reasonable wear and tear excepted.
16)
POSSESSION: Possession of the Property shall be delivered to Buyer on Closing Date.
17)
LIQUIDATED DAMAGES: By placing their initials immediately below, Buyer and Seller agree that it would be impracticable or extremely difficult to fix actual damages in the event of a default by Buyer, that the amount of Buyer's Deposit hereunder (as same may be increased by the terms hereof) is the parties' reasonable estimate of Seller's damages in the event of Buyer's default, and that upon Buyer's default in its purchase obligations under this agreement, not caused by any breach by Seller, Seller shall be released from its obligations to sell the Property and shall retain Buyer's Deposit (as same may be increased by the terms hereof) as liquidated damages, which shall be Seller's sole and exclusive remedy in law or at equity for Buyer's default.

Buyer's Initials	Seller's Initials

18)
SELLER EXCHANGE: Buyer agrees to cooperate should Seller elect to sell the Property as part of a like-kind exchange under IRC Section 1031. Seller's contemplated exchange shall not impose upon Buyer any additional liability or financial obligation, and Seller agrees to hold Buyer harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Seller's ability to acquire a suitable exchange property or effectuate an exchange. In the event any exchange contemplated by Seller should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

19)
BUYER EXCHANGE: Seller agrees to cooperate should Buyer elect to purchase the Property as part of a like-kind exchange under IRC Section 1031. Buyer's contemplated exchange shall not impose upon Seller any additional liability or financial obligation, and Buyer agrees to hold Seller harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Buyer's ability to dispose of its exchange property or effectuate an exchange. In the event any exchange contemplated by Buyer should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.
20)
DISCLOSURE OF REAL ESTATE LICENSURE:

20a. License disclosure 20b. License disclosure

21)
AUTHORIZATION: Buyer and Seller authorize Agent to disseminate sales information regarding this transaction, including the purchase price of the Property.
22)
AGENCY DISCLOSURE:

22b. DUAL AGENCY

22.1)
DUAL AGENCY: Seller and Buyer understand that Agent represents both Seller and Buyer in the sale of the subject Property, and acknowledge that they have authorized and consented to such dual representation.
23)
OTHER BROKERS: Buyer and Seller agree that, in the event any broker other than Agent or a broker affiliated with Agent is involved in the disposition of the Property, Agent shall have no liability to Buyer or Seller for the acts or omissions of such other broker, who shall not be deemed to be a subagent of Agent.

24)
LIMITATION OF LIABILITY: Except for Agent's gross negligence or willful misconduct, Agent's liability for any breach or negligence in its performance of this Agreement shall be limited to the greater of $50,000 or the amount of compensation actually received by Agent in any transaction hereunder.

25)
SCOPE OF AGENT'S AUTHORITY AND RESPONSIBILITY: Agent shall have no authority to bind either Buyer or Seller to any modification or amendment of this Agreement. Agent shall not be responsible for performing any due diligence or other investigation of the Property on behalf of either Buyer or Seller, or for providing either party with professional advice with respect to any legal, tax, engineering, construction or hazardous materials issues. Except

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for maintaining the confidentiality of any information regarding Buyer or Seller's financial condition and any future negotiations regarding the terms of this Purchase Agreement, Buyer and Seller agree that their relationship with Agent is at arm's length and is neither confidential nor fiduciary in nature.

26)
BROKER DISCLAIMER: Buyer and Seller acknowledge that, except as otherwise expressly stated herein, Agent has not made any investigation, determination, warranty or representation with respect to any of the following: (a) the financial condition or business prospects of any tenant, or such tenant's intent to continue or renew its tenancy in the Property; (b) the legality of the present or any possible future use of the Property under any federal, state or local law; (c) pending or possible future action by any governmental entity or agency which may affect the Property; (d) the physical condition of the Property, including but not limited to, soil conditions, the structural integrity of the improvements, and the presence or absence of fungi or wood-destroying organisms; (e) the accuracy or completeness of income and expense information and projections, of square footage figures, and of the texts of leases, options, and other agreements affecting the Property; (f) the possibility that lease, options or other documents exist which affect or encumber the Property and which have not been provided or disclosed by Seller; or (g) the presence or location of any hazardous materials on or about the Property, including, but not limited to, asbestos, PCB's, or toxic, hazardous or contaminated substances, and underground storage tanks.

Buyer agrees that investigation and analysis of the foregoing matters is Buyer's sole responsibility and that Buyer shall not hold Agent responsible therefor. Buyer further agrees to reaffirm its acknowledgment of this disclaimer at close of escrow and to confirm that it has relied upon no representations of Agent in connection with its acquisition of the Property.

Buyer's Initials	Seller's Initials

27)
LEAD-BASED PAINT HAZARDS: Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase. (SELLER TO INITIAL ONE BELOW):

( ) 1. Seller warrants that the Property was constructed after 1978.

( ) 2. Seller is not sure when the Property was constructed and/or has reason to believe that lead-based paint hazards may be present (Attach “LEAD-BASED PAINT DISCLOSURE ADDENDUM TO PURCHASE AGREEMENT”).

28)
MOLD/ALLERGEN ADVISORY AND DISCLOSURE: Buyer is advised of the possible presence within properties of toxic (or otherwise illness-causing) molds, fungi, spores, pollens and/or other botanical substances and/or allergens (e.g. dust, pet dander, insect material, etc.). These substances may be either visible or invisible, may adhere to walls and other accessible and inaccessible surfaces, may be embedded in carpets or other fabrics, may become airborne, and may be mistaken for other household substances and conditions. Exposure carries the potential of possible health consequences. Agent strongly recommends that Buyer contact the State Department of Health Services for further information on this topic.

Buyer is advised to consider engaging the services of an environmental or industrial hygienist (or similar, qualified professional) to inspect and test for the presence of harmful mold, fungi, and botanical allergens and substances as part of Buyer’s physical condition inspection of the Property, and Buyer is further advised to obtain from such qualified professionals information regarding the level of health-related risk involved, if any, and the advisability and feasibility of eradication and abatement, if any.

Buyer is expressly cautioned that Agent has no expertise in this area and is, therefore, incapable of conducting any level of inspection of the Property for the possible presence of mold and botanical allergens. Buyer acknowledges that Agent has not made any investigation, determination, warranty or representation with respect to the possible presence of mold or other botanical allergens, and Buyer agrees that the investigation and analysis of the foregoing matters is Buyer’s sole responsibility and that Buyer shall not hold Agent responsible therefore.

29)
ARBITRATION OF DISPUTES AND WAIVER OF JURY TRIAL: All disputes arising between the Parties with respect to the subject matter of this Purchase Agreement or the transaction contemplated herein (including but not limited to the parties’ rights to the Deposit or the payment of commissions as provided herein) shall be settled exclusively by final, binding arbitration. The judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

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The arbitration will proceed in the county where Agent’s office is located and be conducted by the American Arbitration Association (“AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s then-applicable Commercial Arbitration Rules (the “Rules”). Any party who fails or refuses to submit to arbitration following a demand by the other party shall bear all costs and expenses, including attorneys’ fees, incurred by such other party in compelling arbitration.

Any arbitration will be decided by a single arbitrator selected according to the Rules. The arbitrator will decide any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication and may grant any remedy or relief that a court could order or grant on similar motions. The arbitrator shall apply the provisions of this Purchase Agreement without varying therefrom, and shall not have the power to add to, modify, or change any of the provisions hereof.

In any arbitration proceeding discovery will be permitted only in accordance with the terms of this paragraph. Discovery by each party shall be limited to: (i) a maximum number of five (5) depositions limited to four hours each;

(ii) requests for production of documents; (iii) two interrogatories: one inquiring into the amount of damages sought by the other party and another into the calculation of those damages; and (iv) subpoenas upon third parties for production of documents, depositions, and to appear at a hearing. The scope of discovery may be expanded only upon the mutual consent of the parties. Discovery not set forth in this paragraph shall not be permitted.

The Parties understand and agree that they are entering into this arbitration agreement voluntarily, and that by doing so they are waiving their rights to a jury trial or to have their claims otherwise litigated in court.

30)
ATTORNEYS' FEES: In any litigation, arbitration or other legal proceeding which may arise between any of the parties hereto, including Agent, the prevailing party shall be entitled to recover its costs, including costs of arbitration, and reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

31)
SUCCESSORS & ASSIGNS: This Agreement and any addenda hereto shall be binding upon and inure to the benefit of the heirs, successors, agents, representatives and assigns of the parties hereto.
32)
TIME: Time is of the essence of this Agreement.

33)
NOTICES: All notices required or permitted hereunder shall be given to the parties in writing (with a copy to Agent) at their respective addresses as set forth below. Should the date upon which any act required to be performed by this Agreement fall on a Saturday, Sunday or holiday, the time for performance shall be extended to the next business day.

34)
MMCC FINANCING EVALUATION: Buyer agrees to review and consider a written loan quote for financing this transaction from Marcus & Millichap Capital Corporation (MMCC) within ( ) days of the Effective Date. Agent will introduce Buyer to a MMCC capital markets advisor (“Advisor”). Buyer shall act in good faith to provide Advisor with the reasonable and necessary information (e.g., basic personal financial statements and related information, etc.) to provide a loan quote. Buyer expressly authorizes Agent to provide Buyer’s information, including Property, transaction, and Buyer’s financial information, to MMCC for purposes of providing the loan quote. Nothing herein is intended to guarantee or warrant that MMCC can or will secure financing for the Property. Any such financing services will be subject to separate agreement between MMCC and Buyer. Buyer understands and agrees that Agent shall not be responsible for or liable to Buyer in any fashion for, MMCC not obtaining financing for any reason. The obligations in this paragraph are strictly between Buyer and Agent only, and do not create any rights or obligations as between Buyer and Seller, or any other third party.

35)
FOREIGN INVESTOR DISCLOSURE: Seller and Buyer agree to execute and deliver any instrument, affidavit or statement, and to perform any act reasonably necessary to carry out the provisions of this Foreign Investment in Real Property Tax Act and regulations promulgated thereunder.

36)
ADDENDA: Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Agreement, including addenda, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever either express or implied, except as set forth herein. Any future modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

37)
ACCEPTANCE AND EFFECTIVE DATE: Buyer's signature hereon constitutes an offer to Seller to purchase the Property on the terms and conditions set forth herein. Unless acceptance hereof is made by Seller's execution of this Agreement and delivery of a fully executed copy to Buyer, either in person or by mail at the address shown below, on or before , 20 , this offer shall be null and void, the Deposit shall be returned to Buyer, and neither Seller nor

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Buyer shall have any further rights or obligations hereunder. Delivery shall be effective upon personal delivery to Buyer or Buyer's agent or, if by mail, on the next business day following the date of postmark. The “Effective Date” of this Agreement shall be the later of (a) the date on which Seller executes this Agreement, or (b) the date of or written acceptance (by either Buyer or Seller) of the final counter-offer submitted by the other party.

38)
CLOSING: The Closing Date shall be held on or before 60 days from the effective date at such other time as is reasonably agreeable to Buyer and Seller with at least five (5) days notice prior to the Closing Date. If on the Closing Date insurance underwriting is suspended, Buyer may postpone closing up to 5 days after the insurance suspension is lifted. At the Closing, Seller shall execute and deliver to Buyer a general warranty deed subject to those exceptions permitted by this Agreement, an owner’s affidavit, an I.R.C. Section 1445 non-foreign affidavit, an affidavit of seller’s residence, and a construction lien affidavit, all in form satisfactory to the Title Company to remove from Buyer’s owner’s title policy any exception for claims for labor and materials, unpaid federal and state taxes arising from the sale, and unpaid real estate broker’s commissions, and each party hereto shall execute and deliver such other documents necessary or appropriate to effect and complete the Closing.

39)
GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.
40)
OTHER TERMS AND CONDITIONS:
A)
Leaseback Terms
a.
Form – Buyer to provide lease form and form must be mutually agreed upon by both parties prior to removal of contingencies.
b.
Lease Term – 20 Years from Close of Escrow
c.
Beginning Rent - $600,000 Annually
d.
Lease Type – Absolute Net
e.
Annual Increases – 2% increase annually.
f.
Guarantor to be entity consisting of both Precision Marshall and Kinetic.
B)
Seller Contingency: Buyer acknowledges that seller is currently purchasing the property and does not currently own the property. Sale is contingent on seller purchasing the property on or before (date). If seller does not conclude sale, buyer to receive their deposit back and both parties to hold each other harmless.
C)
All parties to this agreement or the sale should have no interaction, no communication, or otherwise reach out to any other party except and only through Seller’s representative.
D)
Buyer to have one (1) fifteen (15) day extension to the inspection period.
E)
Seller to have one (1) thirty (30) day extension to closing. Seller must give notice 15 days before the closing date to exercise option.

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SELLER UNDERSTANDS AND ACKNOWLEGES THAT BROKER IS NOT QUALIFIED TO PROVIDE, AND HAS NOT BEEN CONTRACTED TO PROVIDE, LEGAL, FINANCIAL OR TAX ADVICE, AND THAT ANY SUCH ADVICE MUST BE OBTAINED FROM SELLER’S ATTORNEY, ACCOUNTANT OR TAX PROFESSIONAL

The undersigned Buyer hereby offers and agrees to purchase the above described Property for the price and upon the terms and conditions herein stated.

This offer is made by Buyer to Seller on this day of , 20 . The undersigned Buyer hereby acknowledges receipt of an executed copy of this Agreement, including the Agency Disclosure contained in Paragraph 22, above.

BUYER:		ADDRESS:
DATE:	3/14/2022 | 09:11:34 PDT	TELEPHONE:
BUYER:		ADDRESS:
DATE:		TELEPHONE:

SELLER'S ACCEPTANCE AND AGREEMENT TO PAY COMMISSION

The undersigned Seller accepts the foregoing offer and agrees to sell the Property to Buyer for the price and on the terms and conditions stated herein. Seller acknowledges receipt of an executed copy of this Agreement and authorizes Agent to deliver an executed copy to Buyer.

Seller reaffirms its agreement to pay to Agent a real estate brokerage commission pursuant to the terms of that certain Representation Agreement between Agent and Seller dated , 20 , which shall remain in full force and effect. Said commission is payable in full on the Closing Date and shall be paid in cash through escrow. Escrow Holder is directed to make such payment to Agent from Seller's proceeds of sale. The provisions of this paragraph may not be amended or modified without the written consent of Agent.

Seller acknowledges and agrees that payment of said commission is not contingent upon the closing of the transaction contemplated by this Agreement, and that, in the event completion of the sale is prevented by default of Seller, then Seller shall immediately be obligated to pay to Agent the entire commission. Seller agrees that in the event completion of the sale is prevented by default of Buyer, then Seller shall be obligated to pay to Agent an amount equal to one half of any damages or other monetary compensation (including liquidated damages) collected from Buyer by suit or otherwise as a consequence of Buyer's default, if and when such damages or other monetary compensation are collected; provided, however, that the total amount paid to Agent by Seller shall not in any case exceed the brokerage commission hereinabove set forth. Seller acknowledges and agrees that the existence of any direct claim which Agent may have against Buyer in the event of Buyer's default shall not alter or in any way limit the obligations of Seller to Agent as set forth herein.

SELLER:		ADDRESS:
DATE:	3/15/2022	TELEPHONE:
SELLER:		ADDRESS:
DATE:		TELEPHONE:

MI Purch	8 of 9	Buyer's Initials	Seller's Initials	Copyright Marcus & Millichap

DocuSign Envelope ID: 7307CDC8-1724-49C3-8CEF-A897D6A7CF66

DocuSign Envelope ID: 6062340F-019D-43F5-B371-265B6F6A577E

Agent accepts and agrees to the foregoing.

AGENT: MARCUS & MILLICHAP REAL ESTATE INVESTMENT SERVICES

BY:	ADDRESS:

DATE:	TELEPHONE:

MI Purch	9 of 9	Buyer's Initials	Seller's Initials	Copyright Marcus & Millichap